Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement No. 333-192476

Free Writing Prospectus dated February 3, 2014

Fantex, Inc.

Beginning on January 27, 2014, several emails were exchanged between Fantex, Inc. (referred to in this filing as “we,” “us” or the “Company”) and reporters from each of The New York Times, ESPN, Forbes, SF Daily Journal, Bloomberg TV, Associated Press, CNBC, MMQB, WGT Media, New Yorker and Fox Business.  Each of these email exchanges reference an initial public offering (the “Offering”) of the Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Series Vernon Davis”) of Fantex, Inc., which Offering is covered by the Registration Statement on Form S-1 (File No. 333-192476), as amended (the “Registration Statement”), that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

The email attached as Annex A was sent to reporter Will Alden of The New York Times on January 27, 2014; the email attached as Annex B was sent to reporter Darren Rovell of ESPN on January 28, 2014; the email attached as Annex C was sent to reporter Darren Heitner of Forbes on January 28, 2014; the email attached as Annex D was sent to reporter Dominic Fracassa of SF daily Journal on January 28, 2014; the email attached as Annex E was sent to reporter Ben Glendon of Bloomberg TV on January 28, 2014; the email attached as Annex F was sent to reporter Michael Liedtke of Associate Press on January 29, 2014; the email attached as Annex G was sent to reporter Stephanie Landsman of CNBC on January 29, 2014; the email attached as Annex H was sent to reporter Peter King of MMQB on January 30, 2014; the email attached as Annex I was sent to reporter Yu-Chiang of WGT Media on January 30, 2014; the email attached as Annex J was sent to reporter Jonathan Blitzer of New Yorker on January 31, 2014; and the email attached as Annex K was sent to reporter Betsey Thomas of Fox Business on January 31, 2014.

You should consider statements in the Emails or contained herein only after carefully evaluating all of the information in the Company’s Registration Statement and the other documents incorporated by reference into such Registration Statement.

Forward-Looking Statements

This free writing prospectus contains forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to, among other things, future events and performance. These statements may discuss the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, expectations regarding the commencement or completion of the offering, expectations for the use of the net proceeds from the Offering, financial condition, liquidity, prospects, growth and strategies, plans, market opportunities and the trends that may affect the Company or Vernon Davis. The Company generally identifies forward-looking statements by words such as “expect,” “believe,” “may,” “might,” “will,” “would,” “should,” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

Annex A

Email dated January 27, 2014 between Fantex, Inc. and Will Alden of The New York Times

Publication: New York Times

Reporter: Will Alden

Date: 1/27/14

Email (Will Alden, NYT to Gaby Asmus, FP)

Date: 1/27/14

Time: 7:38 PM ET

Gaby,

Many thanks for setting that up. Could I see details of the deal? Fantex is selling a 10% stake in Davis’s future income?

Cheers,

Will

Email: (Will Allen, NYT to Gaby Asmus, FP)

Date: 1/27/14

Time: 8:37 PM

And a few more technical questions...

The IPO price suggests the deal will raise about $4.2 million. That represents a slight markup over the $4 million Fantex paid to acquire the shares, correct? And it suggests the total valuation of the future income is $42 million?

What happens to the proceeds from the IPO? Does the money go entirely to Fantex, to compensate it for buying the shares from Davis?

At this point, has Fantex bought the shares from Davis, or will that happen in the future?

Is Fantex registered with the SEC as a broker dealer?

Apart from fees from the IPO, how does Fantex primarily make money?

Do investors in the stock get paid dividends?

Many thanks!

Best,

Will

Email (Gaby Asmus, FP to Will Alden, NYT)

Date: 1/27/14

Time: 8:50 PM

Do you have a few minutes to jump back on the phone with Buck to answer these questions? We’d like to make sure you get everything answered and that might be the most efficient.

Let me know!

Best,

Gaby

Email (Gaby Asmus, FP to Will Alden, NYT)

Date: 1/27/14

Time: 9:39 PM

Hi Will,

Thanks so much for making the time to speak with Buck—I know it’s late your time and we really appreciate it.

Attached please find the press releases. Both of these are under embargo until 9:00 a.m. ET on Tuesday, Jan. 28 (tomorrow). We greatly appreciate you holding any coverage until that time.

Please let me know if I can help with anything else.

Best,

Gaby

* The information contained in this email is confidential and is not an offer to sell any security

* * * * *

Annex B

Email dated January 28, 2014 between Fantex, Inc. and Darren Rovell of ESPN

Publication: ESPN

Reporter: Darren Rovell

Date: 1/27/14 — 1/28/2014

Email (from Aaron Bensoua, FP to Darren Rovell, ESPN)

Date: 1/27/14

Time: 1:48 PM ET

Hi Darren,

Hope all is well—it’s been a while! I know you’re running around at the Super Bowl right now but Fantex is planning to issue an announcement tomorrow and we would love to get you on the phone with Buck to discuss the update in advance. Are you free for an embargoed briefing later today?

Please let me know and I can coordinate.

Best,

Aaron

* The information contained in this email is confidential and is not an offer to sell any security

Email (from Darren Rovell, ESPN to Aaron Bensoua, FP)

Date: 1/27/14

Time: 1:52 PM ET

Can u send me embargoed release to see if I want to do something? I’m so busy now

Email (from Aaron Bensoua, FP to Darren Rovell, ESPN)

Date: 1/27/14

Time: 11:09 PM ET

Understood. It’s Super Bowl media week so we get it. We just got the final releases now so its why we couldn’t send until late p.m. EST. I attached the two embargoed releases for your reference. We are making two announcements tomorrow.

Fantex Brokerage Services will formally announce that it’s opening the reservation period for Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Vernon Davis”)* this Thursday, Jan. 30. For investors, this is the first opportunity to buy shares in a tracking stock linked to the value and economic performance of a brand contract between Fantex, Inc. and 49ers Tight End Vernon Davis.

Fantex Holdings is also announcing that 18-time Major Champion Jack Nicklaus will join its Advisory Board.

If you’re interested in putting something up, I do have to stress that the news is embargoed until Tuesday 1/28 at 9 a.m. ET. If you get a free moment this week and are interested in setting up a meeting with Buck French, just let me know and we’ll give you priority.

Thanks,

Aaron

Email (from Darren Rovell, ESPN to Aaron Bensoua, FP)

Date: 1/27/14

Time: 11:10 PM ET

So you can buy shares then or there has to hit a certain number of reservations

Email (from Aaron Bensoua, FP to Darren Rovell, ESPN)

Date: 1/28/14

Time: 8:00 AM ET

Hi Darren,

Official answer from Buck:

“For the first time, people can place reservations for shares. As per the SEC in any IPO process, reservations are held until the SEC declares the S-1 effective, at which time reservations are converted into orders.”

Best,

Aaron

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

Email (Darren Rovell, ESPN to Aaron Bensoua, FP)

Date: 1/28/14

Time: 8:04 AM ET

I will pass

* * * * *

Annex C

Email dated January 28, 2014 between Fantex, Inc. and Darren Heitner of Forbes

Publication: Forbes

Reporter: Darren Heitner

Date: 1/28/14

Email (from Darren Heitner, Forbes to Aaron Bensoua, FP)

Date: 1/28/14

Time: 2:38 PM ET

How many states’ residents can open an account?

Email (from Aaron Bensoua, FP to Darren Heitner, Forbes)

Date: 1/28/14

Time: 2:59 PM ET

Hi Darren,

Official response from Buck French, CEO & Co-Founder of Fantex:

“Residents can open accounts in 48 states.”

Best,

Aaron

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

Email (from Darren Heitner, Forbes to Aaron Bensoua, FP)

Date: 1/28/14

Time: 3:16 PM ET

Thanks.

* * * * *

Annex D

Email dated January 28, 2014 between Fantex, Inc. and Dominic Fracassa of SF daily Journal

Publication: San Francisco Daily Journal

Reporter: Dominic Fracassa

Date: 1/28/14

Email (from Dominic Fracassa, SF Daily Journal to Katey Leibrandt, FP)

Date: 1/28/14

Time: 3:19 PM ET

Hi Katey,

That would be fantastic — but unfortunately I actually work out of a satellite office in Palo Alto, so I’m afraid a face-to-face meeting may not be feasible.

I’m actually most interested in confirming some details about the company’s legal counsel in the offering. I know that Latham & Watkins were advising the company when I wrote about the planned Arian Foster offering, but I wanted to make sure that that was still the case.

Thanks for all of your help!

Email (from Katherine Leibrandt, FP to Dominic Fracassa, SF Daily Journal)

Date: 1/28/14

Time: 3:39 PM ET

Hi Dominic,

I certainly don’t want to be pushy but Fantex is doing an event on Monday at Santana Row that may be more convenient for you.

Fantex does work with Latham & Watkins. Let me know if you have any specific questions and I can pass them along.

Best,

Katey

Email (from Dominic Fracassa, SF Daily Journal to Katey Leibrandt, FP)

Date: 1/28/14

Time: 3:44 PM ET

Oh, right on, that’s great to know about the event at Santana Row.

For now, though, I was looking to confirm that Latham Menlo Park partner Patrick A. Pohlen, associate Jim Morrone and Washington, D.C. partner Joel H. Trotter were leading the representation of the company in the offering.

I’m working with the firm to double check that as well, but if you have any insight into that, it would be hugely helpful.

Thanks again!

* * * * *

Annex E

Email dated January 28, 2014 between Fantex, Inc. and Ben Glendon of Bloomberg TV

Publication: Bloomberg TV

Reporter: Ben Geldon

Date: 1/28/14

Email (From Ben Geldog to Gaby Asmus)

Date: 1/28/14

Time:  9:52 PM ET

Hi Gabriella, my number is 2028412561.

Can you send me more background on Buck, the company, and what the news is this week?

Email (from Gaby Asmus to Ben Geldon)

Date: 1/28/14

Time: 11:00 PM ET

Hi Ben,

Of course! We’re looking forward to the interview tomorrow at 11:45 a.m. ET. Buck will arrive at 11:30 and will ask for you in the lobby.

I’ve attached the press release we issued earlier today, and have summarized the announcements below. I’ve included Buck’s bio for your reference. He is the co-Founder and CEO of Fantex Holdings.

Let us know if we can answer any additional questions. I’m copying AlexaRae Antekeier, who will be with Buck in NYC, in case you need anything in the AM.

Best,

Gaby

San Francisco-based Fantex Brokerage Services has formally announced that it will open the reservation period for Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Vernon Davis”)* this Thursday, Jan. 30.

The opening of this reservation period marks Fantex Inc.’s first Initial Public Offering (IPO). For investors, this is the first opportunity to buy shares in a tracking stock linked to the value and economic performance of a brand contract between Fantex, Inc. and 49ers Tight End Vernon Davis.

Fantex, Inc. will be offering 421,100 shares of Fantex Vernon Davis at a price of $10.00 per share. Investors can visit Fantex.com in order to open and fund an account, as well as place a reservation for shares.

Fantex Holdings also announced today that 18-time Major Champion Jack Nicklaus has joined its Advisory Board. “The Golden Bear” is known for his successes both on and off the course, and will bring to Fantex nearly five decades of experience as a professional athlete, investor and entrepreneur.

Buck French Bio:

Buck serves as Chief Executive Officer and a Co-Founder of Fantex Holdings. Buck brings to Fantex Holdings his extensive management, business development, financial and strategic planning experience. Previously, Buck founded and served as CEO of OnLink, which sold to Siebel systems. He then built and ran Siebel Systems eCommerce business unit. He was also CEO & Chairman of Securify and led its sale to Secure Computing. Buck holds an MBA from Harvard University and a BS in Economics and General Engineering from West Point.

* * * * *

Annex F

Email dated January 29, 2014 between Fantex, Inc. and Michael Liedtke of the Associate Press

Publication: Associated Press

Reporter: Michael Liedtke

Date: 1/29/14

Email (from Michael Liedtke, Associated Press to AlexaRae Antekeier, FP)

Date: 1/29/14

Time: 12:06 PM ET

Hi AlexaRae,

So, just to clarify the opening of this reservation period is just to allow prospective investors to register so they can be clearing to buy shares in the Vernon Davis IPO when it occurs, is that right? It doesn’t sound like the IPO itself is quite ready to happen, given the registration statement hasn’t received SEC approval and Fantex is preparing to go on its road show. Based on past experience, companies usually complete the IPOs within a week or two after the road show. Is that roughly the timing that Fantex envisions with the Vernon Davis IPO?

Regards,

Michael Liedtke

Email (from AlexaRae Antekeier, FP to Michael Liedtke, Associated Press)

Date: 1/29/14

Time: 12:16 PM ET

Hi Michael,

Apologies for the delay; I’ve been on the ground today with Buck in NYC.

From CEO of Fantex, Buck French:

“When our reservation window opens tomorrow, people will actually reserve shares that will be converted into orders once the S-1 goes effective. This is different than a traditional IPO because this Road Show is about explaining this to a retail investor vs. pitching institutional investors. Because it’s retail, we believe this process will take 3-5 weeks.”

Please let me know if you have any other questions.

Thank you!

AlexaRae

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus<https://fantex.com/fantex-vernon-davis-215595/prospectus>.”

Email (from Michael Liedtke, Associated Press to AlexaRae Antekeier, FP)

Date: 1/29/14

Time: 3:17 PM ET

Thanks for the additional clarity. Is there a presentation scheduled for San Francisco?

Regards,

Michael Liedtke

Email (from AlexaRae Antekeier, FP to Michael Liedtke, Associated Press)

Date: 1/29/14

Time: 7:29 PM ET

Hi Michael,

Yes, there is! We’ll be in San Francisco on Tuesday, February 4th. Let me know if you’d like to arrange a 1:1 with Buck, and I’ll gladly coordinate.

Thanks,

AlexaRae

Email (from Michael Liedtke, Associated Press to AlexaRae Antekeier, FP)

Date: 1/29/14

Time: 7:44 PM ET

Would it be possible to attend the presentation if we wanted?

Regards,

Michael Liedtke

Email (from AlexaRae Antekeier, FP to Michael Liedtke, Associated Press)

Date: 1/29/14

Time: 8:42 PM ET

Oh, absolutely! As I mentioned, it is on Tuesday, and we have a public event from 9:00 am — 1:00 pm on the Embarcadero (more details to come). Buck will be giving the roadshow presentation during the event, but we are also more than happy to schedule 1:1 time (briefing + presentation) if you’d like a bit more privacy and/or have specific questions to ask Buck.

We’ll be in SF all day on Tuesday, so we can gladly accommodate your schedules.

Just let me know!

Thanks,

AlexaRae

Email (from Michael Liedtke, Associated Press to AlexaRae Antekeier, FP)

Date: 1/29/14

Time: 8:46 PM ET

OK, let’s plan on circling back on this on Monday.

Regards,

Michael Liedtke

Email (from AlexaRae Antekeier, FP to Michael Liedtke, Associated Press)

Date: 1/29/14

Time: 8:42 PM ET

You bet, Michael! Will reach back out to you then.

Thanks,

AlexaRae

* * * * *

Annex G

Email dated January 29, 2014 between Fantex, Inc. and Stephanie Landsman of CNBC

Publication: CNBC

Reporter: Stephanie Landsman

Date: 1/29/14

Email (From Gaby Asmus to Stephanie Landsman)

Date: 1/29/14

Time:  7:10 PM ET

Hi Stephanie,

Nice chatting with you earlier! Buck is looking forward to Friday and we really appreciate you slotting him in.

Attached please find the two press releases that went out earlier this week. I’ve included a summary of the announcements, along with Buck’s bio for your reference.

Will you be Buck’s onsite contact, or should I instruct him to ask for anyone else? Let me know if there are any other arrival instructions we should make note of.

Thanks,

Gaby

+++

San Francisco-based Fantex Brokerage Services has formally announced that it will open the reservation period for Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Vernon Davis”)* this Thursday, Jan. 30.

The opening of this reservation period marks Fantex Inc.’s first Initial Public Offering (IPO). For investors, this is the first opportunity to buy shares in a tracking stock linked to the value and economic performance of a brand contract between Fantex, Inc. and 49ers Tight End Vernon Davis.

Fantex, Inc. will be offering 421,100 shares of Fantex Vernon Davis at a price of $10.00 per share. Investors can visit Fantex.com in order to open and fund an account, as well as place a reservation for shares.

Fantex Holdings also announced today that 18-time Major Champion Jack Nicklaus has joined its Advisory Board. “The Golden Bear” is known for his successes both on and off the course, and will bring to Fantex nearly five decades of experience as a professional athlete, investor and entrepreneur.

Buck French Bio:

Buck serves as Chief Executive Officer and a Co-Founder of Fantex Holdings. Buck brings to Fantex Holdings his extensive management, business development, financial and strategic planning experience. Previously, Buck founded and served as CEO of OnLink, which sold to Siebel systems. He then built and ran Siebel Systems eCommerce business unit. He was also CEO & Chairman of Securify and led its sale to Secure Computing. Buck holds an MBA from Harvard University and a BS in Economics and General Engineering from West Point.

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

Email (Stephanie Landsman to Gaby Asmus)

Date: 1/29/14

Time:  7:15 PM ET

Thank you, Gaby. We’ll send an email out mid-morning Friday with all the info for the Nasdaq location.

Would Buck have any time for a phone preinterview Friday between 1030am and 12:30pm? It should only take five to ten minutes.

Thank you.

-Stephanie

* * * * *

Annex H

Email dated January 30, 2014 between Fantex, Inc. and Peter King of MMQB

Publication: MMQB

Reporter: Peter King

Date: 1/30/14

In-person Interview Follow-up (from Owen Donnelly, Finn Partners)

Date: 1/30/14

Time:  6:11 PM ET

“Hi Peter,

I’m Owen Donnelly with the Fantex team, following up on your interview today. Please find the Fantex’s roadshow cities and schedule below, the tour will go from February 3-14. Here’s the link to the tour registration site: http://fntx.co/fantexroadtrip.

…Please let me know if you have any questions or need anything else.

Thank you,

Owen

Finn Partners for Fantex

312.329.3910

Tour Schedule

•      Monday, Feb. 3: San Jose, Calif. (Santana Row, 5-7 pm)

•      Tuesday, Feb. 4: San Francisco, Calif. (Lucky Strike, 7-9 pm)

•      Wednesday, Feb. 5: Los Angeles, Calif. (Lucky Strike 7-9 pm)

•      Thursday, Feb. 6: Las Vegas, Nev. (Chateau Nightclub, Paris Paris, 7-9 pm)

•      Friday, Feb. 7: Denver, Colo. (Lucky Strike, 7-9 pm)

•      Saturday, Feb. 8: Kansas City, Mo. (Lee’s Summit, 7-9 pm)

•      Sunday, Feb. 9: Chicago, Ill. (Lucky Strike, 7-9 pm)

•      Monday, Feb. 10: Columbus, Ohio (Eddie George Grille, 7-9 pm)

•      Tuesday, Feb. 11: Pittsburgh, Penn. (Jerome Bettis Grille, 7-9 pm)

•      Wednesday, Feb. 12: Philadelphia, Penn. (Xfinity Center, VIP Mezzanine,7-9 pm)

•      Thursday, Feb. 13: Boston, Mass. (Lucky Strike, 7-9 pm)

•      Friday, Feb. 14: New York City (Lucky Strike, 7-9 pm)

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482.View the prospectus.”

* * * * *

Annex I

Email dated January 30, 2014 between Fantex, Inc. and Yu-Chiang of WGT Media

Publication: WGT Media

Reporter: YuChiang Cheng

Date: 1/30/14

Follow-up (From Sean Baenen, Fantex)

Date: 1/30/14

Time:  10:30 AM ET

“YuChiang,

VD is officially open for reservations! Exciting.

Can we hook up with your editorial team?

Sean”

Response (From Gabriella Asmus, Finn Partners)

Date: 1/30/14

Time: 12:32 PM ET

“We’re happy to get this booked! My colleague Owen (copied) can help.”

Question (From Sean Baenen, Fantex)

Date: 1/30/14

Time:  1:40 PM ET

“yes.

gaby, can you send the faq to all here?”

Response (From Owen Donnelly, Finn Partners)

Date: 1/30/14

Time:  1:57 PM ET

“Hi YuChiang,

Please find our most recent one-pager with FAQ attached. We’ll be happy to schedule some time with Buck over the phone. Are you available tomorrow at 1:30pm PT? Early next week would be great, too, if that’s better for you.

Thanks,

Owen”

Email (From YuChiang Cheng, WGT Media)

Date: 1/30/14

Time:  2:53 PM ET

“Thanks”

Question (From Sean Baenen, Fantex)

Date: 1/30/14

Time:  3:09 PM ET

“would you or your team like to chat with buck?”

* * * * *

Annex J

Email dated January 31, 2014 between Fantex, Inc. and Jonathan Blitzer of New Yorker

Publication: New Yorker

Reporter: Jonathan Blitzer

Date: 1/31/14

Email (from Gaby Asmus/FP to Jonathan Blitzer/New Yorker)

Date: 1/31/14

Time: 5:16 PM ET

Hi Jonathan,

So nice speaking with you earlier—We’re really looking forward to having you speak with Buck. I’ve attached the two most recent press releases for your reference in advance of the call.

As I mentioned, we’ll need to record the interview, and my colleague AlexaRae will be on the line to facilitate the introductions. Please use the dial-in information below, and let me know if I can answer any other questions.

Last thing, is the 212 number in your signature your cell phone? I’d love to get that just in case anything comes up.

Thanks!

Gaby

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

Email (from Jonathan Blitzer to Gaby Asmus)

Date: 1/31/14

Time: 5:21 PM ET

Thanks so much, Gaby.  So I’ll call in tomorrow, at 9AM EST.  The number in my signature block is my office line.  My cell phone, which I’ll be calling from, is 347 988 4341.

Looking forward to it.

Best,

J.

Email (from Gaby Asmus to Jonathan Blitzer)

Date: 1/31/14

Time: 10:54 AM ET

Hi Jonathan,

Thanks for making the time to speak with Buck earlier. I heard that the call went really well, and Buck is really excited to be working with the New Yorker!

Please let me know if you have any questions—I understand there were a few things you were hoping to get clarified. We can answer them via email or set up a follow up call,  whatever you prefer.

Thanks so much.

Best,

Gaby

Email (from Jonathan Blitzer to Gaby Asmus)

Date: 1/31/14

Time: 12:36 PM ET

Thanks for the note, Gaby—and thank you, AlexaRae for lining everything up this morning.

I would love to have another phone call with Buck early next week.  Is there generally a time of day that works better for him?

In the meantime, just a few basic questions.  Is there any sense of when new players might be brought on?  Editorially speaking, I fear we’re looking at some NFL-fatigue coming off the Super Bowl—so it’d be helpful to know if there are any other athletes slated to join Fantex in the coming months; some way for me to broaden the scope a bit. Also I read in a Times piece that there was a road show, or tour, of some sort to promote Fantex.  Could you tell me more about that?

Best,

Jonathan

Email (from Gaby Asmus to Jonathan Blitzer)

Date: 1/31/14

Time: 5:12 PM ET

Hi Jonathan,

I’d love to set up a follow-up call. Mornings (PT) work best for Buck, and we have some good windows on Tuesday and Wednesday. I can’t speak to the pipeline, but am happy to share information on the road show. Buck can share the vision behind the tour, and what makes it unique in your call next week.

Starting next week, Fantex’s executive team will be taking a cross-country trip in a former “Madden Cruiser,” making stops in nearly a dozen cities to speak with potential investors. The eleven-day tour starts in the Bay Area, and the bus will travel east, stopping in some of the nation’s top sports cities. The timing is as follows:

•       Monday, Feb. 3: San Jose, CA

•       Tuesday, Feb. 4: San Francisco, CA

•       Wednesday, Feb. 5: Los Angeles, CA

•       Thursday, Feb. 6: Las Vegas, NV

•       Friday, Feb. 7: Denver, CO

•       Saturday, Feb. 8: Kansas City, MO

•       Sunday, Feb. 9: Chicago, IL

•       Monday, Feb. 10: Columbus, OH

•       Tuesday, Feb. 11: Pittsburgh, PA

•       Wednesday, Feb. 12: Philadelphia, PA

•       Thursday, Feb. 13: Boston, MA

•       Friday, Feb. 14: New York, NY

The events are open to everyone, and the Fantex team will help educate the public about Fantex, Inc. as well as the Fantex Vernon Davis Convertible Tracking Stock (“Fantex Vernon Davis”).*

If you’re interested in attending (perhaps the NYC stop?), feel free to register at http://fntx.co/fantexroadtrip.

Thanks!

Gaby

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

Email (from Jonathan Blitzer to Gaby Asmus)

Date: 1/31/14

Time: 6:05 PM ET

Thanks for this, Gaby.  I definitely think I’ll sign up for the investor meeting in New York—that sounds great.  Before I follow up with Buck by phone the one key piece of information I’ll need—my editor’s asked about this—is who else, if anyone, is slated to be signed up by Fantex.  This might be a stumbling block for now, as my editor seems more inclined to wait until there are more players signed up before going forward with the story.  At this point, she seems a bit wary of doing a piece about something that involves only two NFL players.  I don’t want to hassle Buck by phone for a thing like this, which is maybe easily answered, for now, over email. What do you think?

Best,

J.

Email (from Gaby Asmus to Jonathan Blitzer)

Date: 1/31/14

Time: 6:23 PM ET

Hi Jonathan,

I just tried to give you a ring on this. Unfortunately, we can’t comment on any athletes that may or may not be signed in the future. As such, I think you’re right that we should hold off for now. (And I’m not actually a company spokesperson, so I appreciate you not quoting me if any coverage should come out of the conversation to date).

Please do come out to the road show if you are able, and I will keep in touch with any new updates.

Best,

Gaby

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

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Annex K

Email dated January 31, 2014 between Fantex, Inc. and Betsey Thomas of Fox Business

Publication: Fox Business

Reporter: Betsey Thomas

Date: 1/31/14

Email (from Gaby Asmus/FP to Betsey Thomas/Fox Business)

Date: 1/31/14

Time: 6:36 PM ET

Hi Betsey,

Hope you are well. I work with Howard Solomon on Fantex, and wanted to reach out to share some background on the company in advance of Buck French’s interview at 11:00 a.m. PT on Monday. I will likely accompany Buck to the studio on Monday, and I was wondering if you’ll be onsite, or if there is another contact we should ask for when we arrive. Please let me know when you have a chance.

Attached is a summary of the company, including Buck’s bio. If you need any other information, please don’t hesitate to let me know.

Last thing, are there any other guests planned for the segment? Any background is extremely helpful.

Look forward to it, and have a great weekend!

Best,

Gaby

DOCUMENT ATTACHMENT TEXT:

What is Fantex?

•                  Based in San Francisco and just launched in October 2013, Fantex Holdings serves as the parent company to both Fantex, Inc. and Fantex Brokerage Services.

•                  Fantex, Inc., is a brand building company, which purchases a minority interest in an athlete brand and works to increase the value of the brand.  It also develops a tracking stock that is linked to the economic performance of the brand, such as playing contracts, endorsements and appearance fees.

•                  Fantex Brokerage Services is an all-new marketplace that allows investors to buy and sell Fantex, Inc. stock linked to the value and performance of the brand of a professional athlete.

•                  The tracking stock is to be offered pursuant to a registration statement filed with the Securities and Exchange Commission (SEC).

Which Professional Athletes are On-board?

•                  Fantex, Inc. has signed brand contracts with 49ers Tight End Vernon Davis and Houston Texans Running Back Arian Foster

Recent News:

Fantex Brokerage Services Accepts First Reservations for IPO of Fantex Vernon Davis (1/30/14)

•                  Investors can fund their accounts and place reservations for shares of Fantex Vernon Davis at Fantex.com

•                  Fantex, Inc. will be offering 421,100 shares of Fantex Vernon Davis at a price of $10 per share

•                  Opening of the reservation period marks Fantex’s first IPO

•                  This marks the first time customers can buy and sell shares linked to the economic performance and value of a brand contract between Fantex, Inc. and Vernon Davis

•                  Fantex, Inc. is launching a Road Show tour kicking off February 3rd in San Francisco. Riding a former

“Madden Cruiser,” this cross-country bus tour will stop in cities across the United States to educate the public about Fantex, Inc. and the Fantex Vernon Davis tracking stock.

Golf Icon Jack Nicklaus To Join Fantex Holdings Advisory Board (1/28/14)

•                  18-Time Major Champion has joined Fantex Holdings Advisory Board

•                  “The Golden Bear” is known for his successes both on and off the course, and will bring nearly five decades of experience as a professional athlete, investor and entrepreneur

Buck French, CEO of Fantex Holdings:

Buck serves as Chief Executive Officer and a Co-Founder of Fantex Holdings. Buck brings to Fantex Holdings his extensive management, business development, financial and strategic planning experience. Previously, Buck founded and served as CEO of OnLink, which sold to Siebel systems. He then built and ran Siebel Systems eCommerce business unit. He was also CEO & Chairman of Securify and led its sale to Secure Computing. Buck holds an MBA from Harvard University and a BS in Economics and General Engineering from West Point.

This document shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. View the prospectus.

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